Exhibit 23.1

KPMG LLP 2755 Augustine Drive
Suite 701
Santa Clara, CA 95054

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2025, with respect to the consolidated financial statements of AEye, Inc., incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

January 9, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.